Exhibit 4.405

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 176677 dated October 26, 2019

For Rendering

local telephone communication services, excluding local telephone communication services using coin-box telephones and public access services

This License is granted to

Limited Liability Company

ProgTech-Yug

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1102301003530

Tax Identification Number (TIN)

2301075500

Location address (place of residence):

140, Vladimirskaya str., Krasnodar territory, Anapa district, Anapa, 353454

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until October 26, 2024.

This License is granted by decision of the licensing body - Order dated August 28, 2019 No. 516-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296